Exhibit 10.4

VEECO INSTRUMENTS INC.
AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN
(formerly known as the 2000 STOCK OPTION PLAN)

Effective July 20, 2006

1.             Purpose

The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract capable persons to enter and remain in the employ of the Company and Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, thereby strengthening their commitment to the welfare of the Company and Affiliates and promoting an identity of interest between stockholders and these employees.

The Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Restricted Stock and Restricted Stock Units.

2.             Definitions

The following definitions shall be applicable throughout the Plan.

“Affiliate” means (i) any entity that directly or indirectly is controlled by, or is under common control with the Company, (ii) any entity in which the Company has a significant equity interest, and (iii) any Subsidiary; in each case as determined by the Committee.

“Annual Revenue” means the Company’s or a business unit’s net sales for the fiscal year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the fiscal year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

“Board” means the Board of Directors of the Company or, to the extent the Board of Directors of the Company has authorized a committee thereof to take action with respect to the Plan on its behalf, the committee so authorized.

“Cash Flow” means, as to any Fiscal Period, the operating cash flow of the Company for such Fiscal Period, provided that prior to the Fiscal Period, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Cash Flow with respect to one or more Participants.

“Cause” means the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an Affiliate, (iii) the Participant having been convicted of, or pleaded guilty or no contest to, a felony or a crime involving moral turpitude or (iv) the failure of the Participant to follow instruction of the Board or his direct superiors.

“Change in Control, shall, unless in the case of a particular Plan Award, the applicable Plan Award Agreement states otherwise or contains a different definition of “Change in Control”, be deemed to occur upon:

(i)                  the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of the Plan, the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition by any Person which complies with clauses (A), (B) and (C) of subsection (v) of this Section 2(f), or (IV) in respect of an Award held by a particular Participant, any acquisition by the Participant or any “affiliate” (within the meaning of 17 C.F.R. §230.405) of the Participant (persons described in clauses (I), (II), and (IV) being referred to hereafter as “Excluded Persons”);

(ii)                 Individuals who, on the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)                the dissolution or liquidation of the Company;

(iv)               the sale of all or substantially all of the business or assets of the Company; or

(v)                the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), (B) no Person (other than any Excluded Person), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors.

“Code” means the Internal Revenue Code of 1986, as amended.  Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

“Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.  Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to a Plan Award under the Plan, be an Eligible Director.  However, the mere fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Plan Award granted by the Committee which Plan Award is otherwise validly made under the Plan.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” means Veeco Instruments Inc. With respect to the definitions of the Performance Goals, the Committee may determine that “Company” means Veeco Instruments Inc. and one or more of its Affiliates.

“Date of Grant” means the date on which the granting of a Plan Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Plan Award Agreement.

“Disability” means, unless in the case of a particular Plan Award, the applicable Plan Award Agreement states otherwise, the entitlement of a Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, as may be applicable to the Participant in question, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, as determined by the Committee based upon medical evidence acceptable to it.

“Dividend Equivalent” means, on any dividend record date, consideration equivalent in value and kind to the dividend on one share of Stock as declared by the Board with respect to such record date; provided that “Dividend Equivalent” shall not include any dividend with respect to which adjustment under Section 10(a) has been made.

“Earnings Per Share” means as to any Fiscal Period, the Company’s Net Income divided by a weighted average number of shares of Stock outstanding and dilutive common equivalent shares of Stock deemed outstanding.

“EBITA” means Net Income before interest, taxes and amortization, each as determined under generally accepted accounting principles or as otherwise defined hereunder.

“Effective Date” means the date on which the Plan is approved by the Board, subject to the approval of the stockholders of the Company.

“Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder; provided, however, that clause (ii) shall apply only with respect to grants of Plan Awards with respect to which the Company’s tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.

“Eligible Person” means any (i) individual regularly employed by the Company or an Affiliate who satisfies all of the requirements of Section 6; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate or (iii) consultant or advisor to the Company or an Affiliate who may be offered securities pursuant to Form S-8 (which, as of the Effective Date, includes only those who (A) are natural persons and (B) provide bona fide services to the Company or an Affiliate other than in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value”, on a given date means (i) if the Stock is listed on a national securities exchange, the closing price on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) on a last sale basis, the closing price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the NASDAQ on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

“Fiscal Period” means the fiscal year, quarter or other period of the Company.

“Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and which otherwise meets the requirements set forth herein.

“Mature Shares” means shares of Stock owned by a Participant which are not subject to any pledge or other security interest and have either been held by the Participant for six months, previously acquired by the Participant on the open market or meet such other requirements as the Committee may determine necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Option Price or satisfy a withholding obligation in respect of a Plan Award.

“Net Income” means as to any Fiscal Period, the income after taxes of the Company for such Fiscal Period determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Period, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

“New Orders” means as to any Fiscal Period, the firm orders for a system, product, part, or service that are recorded for such Fiscal Period.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

“Nonqualified Stock Option” means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

“Normal Termination” means termination of employment or service with the Company or an Affiliate:

(i)                                     on account of death or Disability;

(ii)                                  by the Company or such Affiliate without Cause; or

(iii)                               in the case of Plan Awards granted to an Eligible Director, a resignation from or a failure to be re-elected to the Board.

“Option” means an award granted under Section 7.

“Option Period” means the period described in Section 7(d).

“Option Price” means the exercise price for an Option as described in Section 7(a).

“Original Effective Date” shall mean April 3, 2000, the date on which the Company’s 2000 Stock Option Plan was approved by the Board.

“Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive a Plan Award pursuant to Section 6.

“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an award of shares of Restricted Stock or Restricted Stock Units.  As determined by the Committee, the Performance Goals applicable to an award of shares of Restricted Stock or Restricted Stock Units may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Flow, (c) Earnings Per Share, (d) EBITA, (e)  Net Income, (f) New Orders, (g) Personal Goals, (h) Return on Assets, and (i) Return on Sales.  The Performance Goals may differ from Participant to Participant and from award to award.  Any criteria used may be (i) measured in absolute terms, (ii) compared to another company or companies, (iii) measured against the performance of the Company as a whole or a segment of the Company and/or (iv) measured on a pre-tax or post-tax basis (if applicable).

“Personal Goals” means as to a Participant, the objective and measurable goals set by a “management by objectives” or other process and approved by the Committee (in its discretion).

“Plan” means this Veeco Instruments Inc. 2000 Stock Incentive Plan.

“Plan Award” means an award of Options, Restricted Stock or Restricted Stock Units, as the Committee determines.

“Plan Award Agreement” means any agreement between the Company and a Participant who has been granted a Plan Award that defines the rights and obligations of the parties thereto.

“Restricted Stock” means an award of Common Stock subject to restrictions as provided in Section 8 of this Plan.

“Restricted Stock Agreement” means a Plan Award Agreement relating to the grant of Restricted Stock.

“Restricted Stock Unit” means a contractual right described in Section 8A hereof, to receive an amount based on the Fair Market Value of a share of Stock.

“Restricted Stock Unit Agreement” means a Plan Award Agreement relating to the grant of Restricted Stock Units.

“Return on Assets” means as to any Fiscal Period, the Net Income of the Company divided by the average of beginning and ending assets.

“Return on Sales” means as to any Fiscal Period, the percentage equal to the Company’s Net Income or the business unit’s EBITA, divided by the Company’s or the business unit’s revenue for such Fiscal Period.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

“Subsidiary” means any subsidiary of the Company as defined in Section 424(f) of the Code.

3.             Effective Date and Duration

The Plan is effective as of the Effective Date; provided that the effectiveness of the Plan and the validity of any and all Plan Awards granted pursuant to the Plan is contingent upon approval of the Plan by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Sections 162(m) and 422(b)(i) of the Code.

The expiration date of the Plan, on and after which no Plan Awards may be granted hereunder, shall be the tenth anniversary of the Original Effective Date; provided, however, that the administration of the Plan shall continue in effect until all matters relating to Plan Awards previously granted have been settled.

4.             Administration

The Committee shall administer the Plan.  A majority of the members of the Committee shall constitute a quorum.  The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(a)          Subject to the provisions of the Plan and applicable law, the Committee shall have the power, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Plan Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Plan Awards; (iv) determine the terms and conditions of any Plan Awards; (v) determine whether, to what extent, and under what circumstances Plan Awards may be settled or exercised in cash, Stock, other securities, other Plan Awards or other property, or canceled, forfeited or suspended and the method or methods by which Plan Awards may be  canceled, forfeited, suspended or, if applicable, settled or exercised; (vi) determine whether, to what extent, and under what circumstances cash, Stock, other securities, other Plan Awards, other property and other amounts payable with respect to a Plan Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Plan Award granted under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)         Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Plan Award or any documents evidencing Plan Awards shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Plan Award, and any shareholder.

(c)          Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of law in other countries in which the Company or any of its Affiliates operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (a) modify the terms and conditions of any Plan Awards made to Eligible Employees employed outside the United States, and (b) establish subplans, modified option exercise procedures, and other Award terms, conditions, and procedures to the extent such actions may be necessary or advisable to comply with provisions of the laws and regulations of countries outside the United States in order to assure the lawfulness, validity and effectiveness of Plan Awards granted hereunder.

(d)         Notwithstanding the above, no Committee member may participate in any action of the Committee with respect to any claim or dispute regarding only that Committee member.

5.             Grant of Awards; Shares Subject to the Plan

The Committee may, from time to time, grant Plan Awards to one or more Eligible Persons; provided, however, that:

(a)          Subject to Section 10, the aggregate number of shares of Stock in respect of which Plan Awards may be granted under the Plan shall not exceed 8,530,000; provided further that that aggregate number of Plan Awards issued in the form of Restricted Stock or Restricted Stock Units shall not exceed 1,700,000

(b)         Shares of Stock authorized under the Plan shall be deemed to have been used in settlement of Plan Awards whether or not they are actually delivered.  In the event any Plan Award shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new grants under the Plan;

(c)          Shares of Stock delivered by the Company in settlement of Plan Awards granted under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase;

(d)         Subject to Section 10, (i) no person may be granted Options under the Plan during any calendar year with respect to more than 300,000 shares of Stock; (ii) no person may be granted Restricted Stock and Restricted Stock Units under the Plan during any calendar year with respect to more than 50,000 shares of Stock in the aggregate; and

(e)          Without limiting the generality of the preceding provisions of this Section 5, the Committee may, but solely with the Participant’s consent, agree to cancel any Plan Award under the Plan and issue a new Plan Award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Plan Award satisfies all applicable Plan requirements as of the date such new Award is made, provided further that, without shareholder approval, no such action may lower the exercise price of a previously granted Option.

6.             Eligibility

Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.             Terms of Options

(a)          Option Grants.

(i)  Eligible Persons.  The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of the Company or a Subsidiary.  Each Option so granted shall be subject to the following conditions of this Section 7, or to such other conditions as may be reflected in the applicable Plan Award Agreement.

(ii) Eligible Directors.  For periods prior to December 31, 2005, each Participant who is a Non-Employee Director of the Company shall receive upon initial election to office and thereafter annually on the date of the Company’s annual meeting of stockholders (provided that such date is at least 6 months following such Eligible Director’s initial election to office) an Option to acquire 10,000 shares of Stock at a price equal to the Fair Market Value of the shares of Stock subject to such Option on the Date of Grant.

(b)         Option Price.  The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock on the Date of Grant subject, in the case of an Incentive Stock Option, to Section 7(g).

(c)          Manner of Exercise and Form of Payment.  No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company.  Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price.  The Option Price shall be payable in cash and/or, at the sole discretion of the Committee, shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company), provided that such shares of Stock are Mature Shares, or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the Option Price, (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds of the sale of the Stock subject to the Option, sufficient to pay the Option Price or (iii) by such other method as the Committee may allow.

(d)         Vesting.

(i)  In General.  Unless otherwise provided in a Stock Option Agreement or other written agreement between the Company and a Participant, Options shall vest and become exercisable as follows:

(x)          with respect to one-third of the shares of Stock covered by the Option, on the first anniversary of the Date of Grant;

(y)         with respect to an additional one-third of the shares of Stock covered by the Option, on the second anniversary of the Date of Grant;

(z)          with respect to the remaining one-third of the shares of Stock covered by the Option, on the third anniversary of the Date of Grant.

Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability.  If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(ii) Non-Employee Directors.  Notwithstanding Section 7(d)(i), Options granted to Eligible Directors shall be immediately vested and exercisable as of the Date of Grant.

(e)          Option Period and Termination.       An Option may be exercised by the holder thereof in accordance with Section 7(d) above; provided, however, that no Option shall be exercisable later than seven years from the Date of Grant (the “Option Period”).  Notwithstanding the foregoing, unless the applicable Stock Option Agreement or other written agreement between the Company and a Participant provides otherwise, an Option shall expire earlier than the end of the Option Period in the following circumstances:

(i)  If prior to the end of the Option Period, the Participant shall undergo a Normal Termination, the Option shall expire on the earlier of the last day of the Option Period and the date that is three months after the date of such Normal Termination; provided, however, that any Participant whose employment with the Company or any Affiliate is terminated and who is subsequently rehired by the Company or any Affiliate prior to the expiration of the Option shall not be considered to have undergone a termination.  In the event of a Normal Termination, the Option shall remain exercisable by the Participant for the period described in the first sentence of this Section 7(e)(i), only to the extent the Option was exercisable at the time of such Normal Termination.

(ii) If the Participant dies prior to the end of the Option Period and while still in the employ or service of the Company or an Affiliate, or following a Normal Termination but prior to the expiration of an Option, the Option shall expire on the earlier of the last day of the Option Period and the date that is one year after the date of death of the Participant.  In such event, the Option shall remain exercisable by the person or persons to whom the Participant’s rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, only to the extent the Option was exercisable by the Participant at the time of death.

(iii)         If the Participant ceases employment or service with the Company and Affiliates for reasons other than Normal Termination or death, the Option shall expire immediately upon such cessation of employment or service.

(f)          Other Terms and Conditions.  Except as specifically provided otherwise in a Stock Option Agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i)                  Each Option or portion thereof that is exercisable shall be exercisable for the full amount of such exercisable portion or for any part thereof.

(ii)                 Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or when the Option expires.

(iii)                Subject to Section 9(h), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant.

(iv)                Each Option shall vest and become exercisable by the Participant in accordance the provisions of Section 7(d).

(v)                 At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof.  Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares of Stock issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any such shares.  In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi)                Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any shares of Stock acquired pursuant to the exercise of such Incentive Stock Option.  A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option and (b) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option.

(g)         Incentive Stock Option Grants to 10% Stockholders.  Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

(h)         $100,000 Per Year Limitation for Incentive Stock Options.  To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(i)           Voluntary Surrender.  The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option granted under the Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of shares of Stock as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant.  Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

8.             Restricted Stock

(a)          Award of Restricted Stock.

(i)  The Committee is authorized to award shares of Restricted Stock to any Eligible Person.  Each award of Restricted Stock shall be subject to the following conditions of this Section 8, or to such other conditions as may be reflected in the applicable Restricted Stock Agreement.

(ii)            The Committee shall from time to time, in its sole and absolute discretion, (A) select which Eligible Persons shall be awarded Restricted Stock, (B) determine the purchase price, if any, and form of payment for Restricted Stock; and (C) determine any other terms and conditions applicable to such Restricted Stock, consistent with this Plan.

(iii)           Upon the selection of a Participant to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue a certificate representing such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(iv)           Upon initial election to office, each Non-Employee Director shall receive 5,000 shares of Restricted Stock.

(v)            On the day following the date of each annual meeting of the Company’s stockholders, each Non-Employee Director with service greater than six months prior to such date shall receive 5,000 shares of Restricted Stock.

(vi)           The Restricted Stock granted pursuant to clause (iv) or (v) above shall be granted pursuant to a Restricted Stock Agreement in a form, and having such terms as are, approved by the Committee including, without limitation, that (A) the purchase price for such shares shall consist solely of such Director’s service as a Director and (B) the Restrictions with respect to such Restricted Stock shall lapse on the first anniversary of the Date of Grant, provided that the director remains continuously in active service as a director for at least nine months following the Date of Grant; provided further that the service requirement shall be deemed to be satisfied with respect to a particular Director in the event of a termination of such Director’s service as described in clause (i) of the definition of “Normal Termination.”

(b)         General Restrictions.

(i)             All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, be subject to such restrictions as the Committee shall provide, which restrictions shall be set forth in the applicable Restricted Stock Agreement and may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that the Committee, on such terms and conditions as it determines to be appropriate, may remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement including, without limitation, upon a Change in Control.  Restricted Stock may not be transferred, sold or encumbered until all restrictions terminate or expire.

(ii)            The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 8.

(iii)           The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

(c)          Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code.  In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(d)         Legend on Certificates.  The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.  For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Veeco Instruments Inc. 2000 Stock Incentive Plan and in a Restricted Stock Agreement.  A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Veeco Instruments Inc.”

(e)          Termination of Employment.  Except as otherwise expressly provided for herein or in the applicable Restricted Stock Agreement, any shares of Restricted Stock which are subject to restriction at the time of an Employee’s termination of employment with the Company for any reason, or when a director’s service as director of the Company ends or when a consulting arrangement terminates, as applicable, shall be forfeited upon such termination and the Participant shall have no further rights to or with respect to such shares.

(f)          Repurchase of Restricted Stock.  The Committee shall provide in the terms of each individual Restricted Stock Agreement that upon a termination of employment of a Participant or, if applicable, upon a termination of any consulting relationship between the restricted stockholder and the Company, the Company shall have the right but not the obligation, to purchase any Restricted Stock held by such Participant or consultant at a cash price per share equal to the price paid by the Participant or consultant for such Restricted Stock; provided, however, that provision may be made that no such right of repurchase shall exist in the event of a Normal Termination or termination of consultancy without Cause.

(g)         Restricted Stock Award Notice or Agreement.  Restricted Stock shall be issued only pursuant to a written Restricted Stock Award Notice or Agreement, which shall specify the terms of the award and contain such other terms and conditions as the Committee shall determine, consistent with this Plan.

(h)         Escrow; Rights as a Stockholder.  The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.  While such shares are held by the escrow holder, the Participant shall have, unless otherwise provided by the Committee and subject to the provisions of this Section 8, all the rights of a stockholder with respect to said shares, subject to any restrictions among other shareholders of Common Stock, including the right to receive all dividends and other distributions paid or made with respect to the shares represented by such certificate; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in this Section 8.

(i)           Return of Restricted Stock to Company.  On the date set forth in the applicable Restricted Stock Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

8A.          Restricted Stock Units

(a)          Award of Restricted Stock Units.

(i)             The Committee is authorized to award Restricted Stock Units to any Eligible Person.  The Committee shall from time to time, in its sole and absolute discretion, (A) select which Eligible Persons shall be awarded Restricted Stock Units, and (B) determine any terms and conditions applicable to such Restricted Stock Units consistent with this Plan, and impose such conditions on the issuance of such Stock pursuant to such Restricted Stock Units as it deems appropriate.

(ii)            The Committee may set restrictions on the vesting of Restricted Stock Units based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

(iii)           Restricted Stock Units that become payable in accordance with their terms and conditions shall be settled in shares of Stock or, if so designated by the Committee, in cash or a combination of cash and shares of Stock, as determined by the Committee.  Any person who holds Restricted Stock Units shall have no ownership interest in the shares of Stock to which such Restricted Stock Units relate unless and until payment with respect to such Restricted Stock Units is actually made in shares of Stock.  Each award of Restricted Stock Units shall be subject to the terms and conditions of this Section 8A and/or to such other terms and conditions as may be reflected in the applicable Restricted Stock Unit Award Notice or Agreement.

(b)         Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code.  In granting Restricted Stock Units that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(c)          Termination of Employment.  Except as otherwise expressly provided for herein or in the applicable Restricted Stock Unit Agreement, any Restricted Stock Units that have not vested at the time of an Employee’s termination of employment with the Company for any reason (or, if applicable, when a director’s service as director of the Company ends or when a consulting arrangement terminates, as applicable) shall be forfeited upon such termination, and the Participant shall have no further rights to or with respect to such Restricted Stock Units.

(d)         Dividend Equivalents; Extraordinary Distributions.  A Participant who holds Restricted Stock Units shall be credited with Dividend Equivalents.  Such Dividend Equivalents shall be credited to and paid to such Participant in the manner and at the time as dividends are otherwise payable to Participants who hold Restricted Stock.  In the discretion of the Committee, any extraordinary distributions on the Common Stock with respect to which an adjustment is made to the Restricted Stock Units shall be subject to the terms and conditions, vesting and other restrictions described in this Section 8A.

(e)          Restricted Stock Unit Award Notice or Agreement.  Restricted Stock Units shall be issued only pursuant to a written Restricted Stock Unit Award Notice or Agreement, which shall specify the terms of the award and contain such other terms and conditions as the Committee shall determine, consistent with this Plan.

9.             General

(a)          Additional Provisions of a Plan Award.  Subject to Section 409A of the Code, Plan Awards granted to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of shares of Stock upon the exercise of options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Plan Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Plan Award in the event the Participant elects to dispose of such shares, provisions allowing the Participant to elect to defer the receipt of shares of Stock with respect to Restricted Stock Units or upon the exercise of Options for a specified time or until a specified event, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements.  Any such provisions shall be reflected in the applicable Plan Award Agreement.

(b)         Compliance with Section 409A of the Code.  It is the Company’s intention that all Plan Awards granted hereunder shall be designed and administered in such manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code.  Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code, and to the extent such provision cannot be amended to comply therewith, it shall be null and void.

(c)          Privileges of Stock Ownership.  Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Plan Awards hereunder until such shares have been issued to that person.

(d)         Government and Other Regulations.  The obligation of the Company to make payment of Plan Awards in shares of Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.  Notwithstanding any terms or conditions of any Plan Award to the contrary, the Company shall be under no obligation to issue, offer to sell or to sell and shall be prohibited from issuing, offering to sell or selling any shares of Stock pursuant to a Plan Award unless such shares have been properly registered for issuance or sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be issued, offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with.  The Company shall be under no obligation to register for issuance or sale under the Securities Act any of the shares of Stock to be issued, offered or sold under the Plan.  If the shares of Stock issued, offered for sale or sold under the Plan are issued, offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend Stock certificates representing such shares of Stock in such manner as it deems advisable to ensure the availability of any such exemption.

(e)          Tax Withholding.

(i)             A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Stock or other property deliverable under any Plan Award or from any compensation or other amounts owing to a Participant the amount (in cash, Stock or other property) of any required tax withholding and payroll taxes in respect of the issuance, vesting or exercise of any Plan Award, or any payment or transfer under a Plan Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(ii)            Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by (A) delivery of shares of Stock owned by the Participant (which shares must be Mature Shares) with a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise of an Option or from any Restricted Stock Award a number of shares of Stock with a Fair Market Value equal to such withholding liability.

(f)          Claim to Plan Awards and Employment Rights.  No employee of the Company or any Affiliate, or other person, shall have any claim or right to be granted a Plan Award under the Plan or, having been selected for the grant of a Plan Award, to be selected for a grant of any other Award.  Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Affiliate.

(g)         No Liability of Committee Members.  No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(h)         Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof, or principals of conflicts of law of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(i)           Nontransferability.

(i)             Each Option shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.  No Plan Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)            Notwithstanding the foregoing, the Committee or its delegate may, in its sole discretion, permit Nonqualified Stock Options or Restricted Stock to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Plan Award Agreement to preserve the purposes of the Plan, to:

(A)     any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);

(B)      a trust solely for the benefit of the Participant and his or her Immediate Family Members;

(C)      a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or

(D)     any other transferee as may be approved either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Plan Award Agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.  For purposes of this paragraph, “delegate” shall refer to the Chief Executive Officer of the Company, except with respect to the transfer of any of Chief Executive Officer’s own Plan Awards.

(iii)           The terms of any Plan Award transferred in accordance with the preceding paragraph (ii) shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Plan Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Plan Awards, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Plan Awards unless there shall be in effect a registration statement on an appropriate form covering the shares of Stock to be acquired pursuant to the exercise of such Plan Award if the Committee determines, consistent with any applicable Plan Award Agreement, that such a registration statement is necessary or appropriate, (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (D) the consequences of termination of the Participant’s employment by, or services to, the Company or any Affiliate under the terms of the Plan and the applicable Plan Award Agreement shall continue to be applied with respect to the Participant, following which the Plan Awards shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Plan Award Agreement.

(j)           Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself.

(k)          Relationship to Other Benefits.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Affiliate, except as otherwise specifically provided in such other plan.

(l)           Expenses.  The expenses of administering the Plan shall be borne by the Company.

(m)         Pronouns.  Masculine pronouns and other words of masculine gender shall refer to both men and women.

(n)         Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(o)         Termination of Employment.  For all purposes herein, a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa, or from employment or service with one Affiliate to employment or service with another Affiliate, shall not be deemed to have terminated employment or service with the Company or any such Affiliate.

(p)         Severability.  If any provision of the Plan or any Plan Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Plan Award, or would disqualify the Plan or any Plan Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Plan Award, such provision shall be stricken as to such jurisdiction, person or Plan Award and the remainder of the Plan and any such Plan Award shall remain in full force and effect.

10.           Changes in Capital Structure

(a)          Adjustments.  Plan Awards granted under the Plan and any Plan Award Agreements, the maximum number of shares of Stock subject to all Plan Awards stated in Section 5(a) and the maximum number of shares of Stock with respect to which any one person may be granted Plan Awards during any period stated in Section 5(d) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Plan Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Plan Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.  Any adjustment in Incentive Stock Options under this Section 10 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 10 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.  Further, with respect to Plan Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code.  The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following:

A.          The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

B.           All or substantially all of the assets of the Company are acquired by another person;

C.           The reorganization or liquidation of the Company; or

D.          The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above,

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Plan Awards and pay to the holders thereof, in cash or Stock, or any combination thereof, the value of such Plan Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.  The terms of this Section 10 may be varied by the Committee in any particular Plan Award Agreement.

(b)         Section 409A of the Code.  Notwithstanding Section 10(a) above, or anything herein to the contrary, (i) any adjustments made pursuant to Section 10(a) to Plan Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code, (ii) any adjustments made pursuant to Section 10(a) to Plan Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that, after such adjustment, the Plan Awards either (x) continue not to be subject to Section 409A of the Code or (y) comply with the requirements of Section 409A of the Code, and (c) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 10(a) to the extent the existence of such authority would cause a Plan Award that is not intended to be subject to Section 409A of the Code at the time such Plan Award is granted to be subject thereto.

11.           Effect of Change in Control

Except to the extent reflected in a particular Plan Award Agreement or other written agreement between the Company and a Participant:

(a)          In the event of a Change in Control, all Plan Awards shall become immediately vested, all Options shall become exercisable, and any restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall terminate with respect to 100 percent of the shares subject to such Plan Award; provided, however, that no such vesting or termination shall occur if provision has been made in writing in connection with such transaction for (a) the continuation of the Plan and/or assumption of such Plan Awards by a successor corporation (or a parent or subsidiary thereof) or (b) the substitution for such Plan Awards of new options or awards of Restricted Stock or Restricted Stock Units covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kinds of shares and exercise prices.  In the event of any such continuation, assumption or substitution, the Plan and/or such Plan Awards shall continue in the manner and under the terms so provided.

(b)         In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Plan Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Plan Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.

(c)          The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.  The Company agrees that it will make appropriate provisions for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

12.           Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

13.           Amendments and Termination

(a)          Amendment and Termination of the Plan.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code); and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Plan Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b)         Amendment of Plan Award Agreements.  The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Plan Award theretofore granted or the associated Plan Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant in respect of any Plan Award theretofore granted shall not to that extent be effective without the consent of the affected Participant. Notwithstanding the foregoing or anything in the Plan to the contrary, if the Committee determines that any provision of any Plan Award would cause a Participant to incur any additional tax or interest under Section 409A of the Code or any Treasury regulations or guidance promulgated thereunder, the Committee shall have the right, in its sole discretion, to reform such provision to comply with Section 409A of the Code; provided that, the Committee shall maintain, to the maximum extent practicable, the original intent and economic benefit to such Participant of such provisions without violating Section 409A of the Code.

(c)          Repricing.  Notwithstanding any other provision of this Plan, no amendment or modification of the Plan or of any Stock Option Agreement may lower the exercise price of a previously granted award, nor may the Board, the Committee or the Company cancel and regrant an Option with the effect of repricing an Option, without in either case shareholder approval.

*       *       *

Revision History:

Date	Description	Notes
May 12, 2000	Original adoption of plan	Plan named “Veeco Instruments Inc. 2000 Stock Option Plan”
May 11, 2001	Amendment No. 1
May 10, 2002	Amendment No. 2
May 11, 2003	Amendment No. 3
May 7, 2004	Amendment and Restatement	Plan renamed “Veeco Instruments Inc. 2000 Stock Incentive Plan”
May 25, 2005	Amendment No. 1
October 20, 2005	Amendment No. 2	Amendment effective January 1, 2006
July 20, 2006	Amendment and Restatement